Exhibit 99.4

CHESAPEAKE OILFIELD OPERATING, L.L.C.

CHESAPEAKE OILFIELD FINANCE, INC.

LETTER TO CLIENTS

for Offer to Exchange

Up to $650,000,000 Principal Amount of

6.625% Senior Notes due 2019

for

a Like Principal Amount of

6.625% Senior Notes due 2019

that have been registered under the Securities Act of 1933

The Exchange Offer will expire at 5:00 p.m., New York City time, on [            ], 2013, (such date and time, as it may be extended, the “Expiration Date”). Outstanding notes tendered in the Exchange Offer may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date, but not thereafter.

To Our Clients:

We are enclosing with this letter a prospectus dated [            ], 2013 (the “Prospectus”) of Chesapeake Oilfield Operating, L.L.C. and Chesapeake Oilfield Finance, Inc. (together, the “Issuers”), and the related letter of transmittal (the “Letter of Transmittal”). The Prospectus and the Letter of Transmittal together constitute the Issuers’ offer to exchange (the “Exchange Offer”) their 6.625% Senior Notes due 2019 (the “Exchange Notes”), the issuance of which has been registered under the Securities Act of 1933, as amended (the “Securities Act”), for a like principal amount of their issued and outstanding unregistered 6.625% Senior Notes due 2019 (the “Original Notes”). The Exchange Offer is not conditioned upon any minimum aggregate principal amount of Original Notes being tendered for exchange.

We are the holder of record of Original Notes held by us for your account. A tender of your Original Notes held by us can be made only by us as the record holder according to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Original Notes held by us for your account.

We request that you provide written instructions to us, in the form attached hereto, as to whether you wish to tender any or all of the Original Notes held by us for your account under the terms and conditions of the Exchange Offer. We also request that you confirm that we may, on your behalf, make the representations contained in the Letter of Transmittal.

Pursuant to the Letter of Transmittal, each holder of Original Notes who tenders such Original Notes will represent to the Issuers that such person has full power and authority to tender, exchange, assign and transfer the Original Notes tendered and to acquire the Exchange Notes issuable upon the exchange of such tendered Original Notes, and that the Issuers will acquire good and unencumbered title thereto, free and clear of all liens, security interests, restrictions, charges and encumbrances and not subject to any adverse claim, right or interest of any party other than the undersigned, when the same are accepted for exchange by the Issuers.

Pursuant to the Letter of Transmittal, each holder of Original Notes will further represent to the Issuers that:

(i)	any Exchange Notes received are being acquired in the ordinary course of business of the person receiving such Exchange Notes;

(ii)	neither the undersigned nor any such other person has an arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes in violation of the Securities Act;

(iii)	neither the holder nor any such other person is an “affiliate,” as defined in Rule 405 under the Securities Act, of either Issuer or any subsidiary guarantor of either Issuer;

(iv)	if the undersigned is not a broker-dealer, the undersigned is not engaged in, and does not intend to engage in, a distribution of the Exchange Notes;

(v)	if the undersigned is a broker-dealer that will receive Exchange Notes in exchange for Original Notes, such Original Notes were acquired as a result of market-making activities or other trading activities and it will deliver a prospectus in connection with any resale of such Exchange Notes; however, by so representing and by delivering a prospectus, the undersigned will not be deemed to admit that it is an underwriter within the meaning of the Securities Act; and

(vi)	the undersigned is not acting on behalf of any person who could not truthfully make the statements set forth in clauses (i) through (v) above.

The Exchange Offer is not being made to (nor will the surrender of Original Notes be accepted from or on behalf of) holders in any jurisdiction in which the making or acceptance of the offer would not be in compliance with the laws of such jurisdiction.

No person has been authorized to give any information with respect to the Exchange Offer, or to make any representation in connection therewith, other than those contained in the Prospectus and the Letter of Transmittal. If made or given, such recommendation or any such information or representation must not be relied on as having been authorized by the Issuers.

Very truly yours,

Chesapeake Oilfield Operating, L.L.C.

Chesapeake Oilfield Finance, Inc.

None of the Original Notes held by us for your account will be tendered unless we receive written instructions from you to do so. Please return your instructions to us in the enclosed envelope within ample time to permit us to submit a tender on your behalf prior to the Expiration Date of the Exchange Offer.

INSTRUCTIONS WITH RESPECT TO EXCHANGE OFFER

The undersigned hereby acknowledges receipt of the prospectus dated [                    ], 2013 (the “Prospectus”) of Chesapeake Oilfield Operating, L.L.C. and Chesapeake Oilfield Finance, Inc. (together, the “Issuers”), and the related letter of transmittal (the “Letter of Transmittal”). The Prospectus and the Letter of Transmittal together constitute the Issuers’ offer to exchange (the “Exchange Offer”) their 6.625% Senior Notes due 2019 (the “Exchange Notes”), the issuance of which has been registered under the Securities Act of 1933, as amended (the “Securities Act”), for a like principal amount of their issued and outstanding unregistered 6.625% Senior Notes due 2019 (the “Original Notes”).

This will instruct you, the registered holder and DTC participant, as to the action to be taken by you relating to the Exchange Offer for the Original Notes held by you for the account of the undersigned.

The aggregate principal amount of the Original Notes held by you for the account of the undersigned is (fill in amount): $                    .

With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

☐	To TENDER all Original Notes held by you for the account of the undersigned.

☐	To TENDER the following amount of Original Notes held by you for the account of the undersigned: $ of 6.625% Senior Notes due 2019.

All tenders must be in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

☐	NOT to TENDER any Original Notes held by you for the account of the undersigned.

If no box is checked, a signed and returned Instruction will be deemed to instruct you to tender all Original Notes held by you for the account of the undersigned.

If the undersigned instructs you to tender the Original Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including, but not limited to, the representations that:

(i)	any Exchange Notes received are being acquired in the ordinary course of business of the person receiving such Exchange Notes;

(ii)	neither the undersigned nor any such other person has an arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes in violation of the Securities Act;

(iii)	neither the holder nor any such other person is an “affiliate,” as defined in Rule 405 under the Securities Act, of either Issuer or any subsidiary guarantor of either Issuer;

(iv)	if the undersigned is not a broker-dealer, the undersigned is not engaged in, and does not intend to engage in, a distribution of the Exchange Notes;

(v)	if the undersigned is a broker-dealer that will receive Exchange Notes in exchange for Original Notes, such Original Notes were acquired as a result of market-making activities or other trading activities and it will deliver a prospectus in connection with any resale of such Exchange Notes; however, by so representing and by delivering a prospectus, the undersigned will not be deemed to admit that it is an underwriter within the meaning of the Securities Act; and

(vi)	the undersigned is not acting on behalf of any person who could not truthfully make the statements set forth in clauses (i) through (v) above.

SIGN HERE

Name of beneficial owner(s):

Signature(s):

Name(s) (please print):

Address:

Telephone Number:

Taxpayer Identification or Social Security Number:

Date: